SmileDirectClub Reports Third Quarter 2021 Financial Results

NASHVILLE, Tenn., November 8, 2021 -- SmileDirectClub, Inc. (Nasdaq: SDC), the next generation oral care company with the first medtech platform for teeth straightening, today announced its financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Financial Highlights

•Total revenue of $138 million, a decrease of 18.3% over the prior year period.
•Net loss of $(89) million, a decrease of 105.6% over the prior year period.
•Adjusted EBITDA of $(54) million, a decrease of $57 million over the prior year period.
•Diluted EPS of $(0.23), a decrease of 109.1% over the prior year period.

Year-to-Date Third Quarter 2021 Financial Highlights

•    Total revenue of $511 million, an increase of 8.3% over the prior year period.
•    Net loss of $(240) million, an improvement of 2.1% over the prior year period.
•     Adjusted EBITDA of $(72) million, an improvement of $13 million over the prior year period.
•     Diluted EPS of $(0.62), a 3.1% improvement over the prior year period.

Key Operating Metrics

•Third quarter unique aligner shipments of 69,906.
•Third quarter average aligner gross sales price (“ASP”) of $1,900 for the third quarter of 2021, compared to $1,794 for the third quarter of 2020.

“We are disappointed with our third quarter results driven by the macroeconomic headwinds that are influencing the spending of our core demographic,” said David Katzman, Chief Executive Officer and Chairman of SmileDirectClub. “While we could not have anticipated the rapidly evolving nature of this impact on our consumer, we have responded quickly to focus our marketing on helping support them during this time while we also move upstream with higher income demographics through the Challenger Campaign and investments in our Dental Partner Network. We remain incredibly optimistic and believe that we are well positioned to continue to capture the global opportunity in the rapidly expanding market for clear aligners.”

SmileDirectClub Chief Financial Officer Kyle Wailes added, “The third quarter results do not fully reflect the investments we have made to grow our brand, as the macro-economic environment for our core demographic, along with Apple privacy changes earlier this year have presented significant challenges to digitally native brands such as SmileDirectClub. We have a product and service offering that is highly competitive with the incumbent in our space at a significantly lower cost and is a true differentiator compared with teledentistry competitors. The liquidity in our balance sheet and the strengthening of our brand will allow us to execute on our lead strategy and change the composition of our marketing spend to more efficiently and effectively drive long-term growth.”

Business Outlook

SmileDirectClub’s mission is to democratize access to a smile each and every person loves and deserves by making it affordable and convenient for everyone. Every decision and investment the Company has made is to support and expand this mission and enable its long-term growth potential. SmileDirectClub possesses the unique assets and innovation to disrupt the incumbents, the agility to adjust to the needs of its customer, and a sustainable brand that is top of mind with consumers. The Company has been issued 30 patents and counting for its innovations in orthodontic treatment planning, aligner manufacturing, smile scanning technologies, its proprietary telehealth platform and a variety of other areas. The most recent patent was granted for the Company’s SmileBus concept and there are many more pending and in the pipeline in the US and abroad on various technologies relating to data capture, 3D image capture, intraoral scanning, monitoring, manufacturing, and consumer products. In addition, the Company has enabled treatment for over 1.5 million customers, built the only end-to-end vertically integrated platform for the consumer at scale, created a Dental Partner Network with 735 global practices that are live or pending training, created oral care products available at over 12,900 retail stores worldwide, and remains the strongest teledentistry brand in terms of aided and unaided awareness.

When consumers are considering straightening their teeth, they typically do one or all of the following: One, they search online to understand their options; two, they might ask a dentist; and three, they might ask a friend or family member which option they should choose. Based on the Company’s research, consumers have noted its product and customer experience is nearly identical to Invisalign, 60% less expensive, and more convenient. For other teledentistry platforms, its research showed that significantly fewer customers would recommend those brands compared with SmileDirectClub customers. The U.S. Brand Tracker third quarter survey separately noted that the Company’s unaided and aided brand awareness continued to increase from the second quarter with further separation from its teledentistry competitors and closer awareness compared with Invisalign on key topics such as “a legitimate orthodontic option for straightening teeth” and “helps transform individuals through confident smiles they love.”

In addition to these investments in influencing consumer decision making, the Company will continue to make strategic investments in international growth and in penetrating new demographics to drive controlled growth, while also executing against its profitability goals. Lastly, favorable industry dynamics continue to increase with broader acceptance of telehealth and specifically tele-dentistry, minimal penetration against the total addressable market, a number of recent regulatory wins that should help remove barriers to access to care, and clear aligners gaining share in the overall industry.

Full Year 2021 Guidance

For the year ended December 31, 2021, the Company expects total revenue to be in the range of $630 million to $650 million. While macroeconomic trends persisted into October 2021 from a demand perspective, the Company notes that its business can be highly variable on a month-to-month or quarter-to-quarter basis.

The assumptions underlying the revenue estimate include:

•Q4 revenue expected to be in the range of $120-$140MM
◦A continuation of the macroeconomic headwind that was evident in Q3 into Q4
◦A small ramp in Germany and Spain as we continue to onboard more locations and increase marketing investments
◦As we have continued to expand on our Challenger Campaign, and as a result of the iOS security changes on our targeting effectiveness, we have changed our lead strategy to be more focused on higher funnel leads through platforms such as TV; this strategy is expected to have an impact on marketing effectiveness at driving near-term revenue but be more effective and efficient at driving long-term revenue growth

The full year 2021 margin outlook is based on the following:

•     Gross margin (as a percentage of total revenues) of ~70% for Q4 2021.
•Sales & marketing (as a percentage of total revenues) in the range of 80%-90% for Q4 2021.
◦Continued near-term rate headwinds expected from lead-focused marketing strategy in the US and Canada
◦Accelerated marketing investments to support relaunch ramp up and expansion in international markets
◦Added selling investment to support planned growth in Partner Network
•G&A dollars expected to be relatively flat to Q3 with slight pressure from seasonal staffing.

•On liquidity, SmileDirectClub retains approximately $263MM in accounts receivable and $308 million of cash on the balance sheet.

SmileDirectClub Third Quarter 2021 Conference Call Details

Date:	November 8, 2021
Time:	5:00 p.m. ET (2:00 p.m. PT)
Dial-In:	1-877-407-9208 (domestic) or 1-201-493-6784 (international)
Webcast:	Visit “Events and Presentations” section of the company’s IR page at http://investors.smiledirectclub.com or a direct link to the webcast.

A replay of the call may be accessed from 8:00 p.m. ET on Monday, November 8, 2021 until 11:59 pm ET on Monday, November 15, 2021 by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay PIN: 13723311. A copy of the 2021 third quarter results supplemental earnings presentation and an archived version of the call, when completed, will also be available on the Investor Relations section of SmileDirectClub’s website at investors.smiledirectclub.com.

Forward-Looking Statements

This earnings release contains forward-looking statements. All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements generally relate to future events and include, without limitation, projections, forecasts and estimates about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans, and objectives. Some of these statements may include words such as “expects,” “anticipates,” “believes,” “estimates,” “targets,” “plans,” “potential,” “intends,” “projects,” and “indicates.”

Although they reflect our current, good faith expectations, these forward-looking statements are not a guarantee of future performance, and involve a number of risks, uncertainties, estimates, and assumptions, which are difficult to predict. Some of the factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not necessarily limited to: the ongoing assessment of the cyber incident, material legal, financial and reputational risks resulting from such incident and the related operational disruptions; the duration and magnitude of the COVID-19 pandemic and related containment measures; our management of growth; the execution of our business strategies, implementation of new initiatives, and improved efficiency; our sales and marketing efforts; our manufacturing capacity, performance, and cost; our ability to obtain future regulatory approvals; our financial estimates and needs for additional financing; consumer acceptance of and competition for our clear aligners; our relationships with retail partners and insurance carriers; our R&D, commercialization, and other activities and expenditures; the methodologies, models, assumptions, and estimates we use to prepare our financial statements, make business decisions, and manage risks; laws and regulations governing remote healthcare and the practice of dentistry; our relationships with vendors; the security of our operating systems and infrastructure; our risk management framework; our cash and capital needs; our intellectual property position; our exposure to claims and legal proceedings; and other factors described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

New risks and uncertainties arise over time, and it is not possible for us to predict all such factors or how they may affect us. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We are under no duty to update any of these forward-looking statements after the date of this earnings release to conform these statements to actual results or revised expectations. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this earnings release.

About SmileDirectClub

SmileDirectClub, Inc. (Nasdaq: SDC) (“SmileDirectClub”) is an oral care company and creator of the first medtech platform for teeth straightening. Through its cutting-edge telehealth technology and vertically integrated model, SmileDirectClub is revolutionizing the oral care industry, offering consumers the ability to get clinically safe and effective treatment but without the 3x markup. SmileDirectClub’s mission is to democratize access to a smile each and every person loves by making it affordable and convenient for everyone. SmileDirectClub is headquartered in Nashville, Tennessee and operates in the U.S., Canada, Australia, New Zealand, United Kingdom, Ireland, Germany, Austria, Hong Kong, Singapore, Spain, Mexico and France. For more information, please visit SmileDirectClub.com.

Investor Relations:
Tripp Sullivan
SCR Partners, LLC
investorrelations@smiledirectclub.com

Media Relations:
Kim Atkinson
Vice President, Communications
press@smiledirectclub.com

SmileDirectClub, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2021	2020
ASSETS
Cash	$307,648	$316,724
Accounts receivable	195,778	221,973
Inventories	38,953	29,247
Prepaid and other current assets	19,886	12,832
Total current assets	562,265	580,776
Accounts receivable, non-current	66,862	71,355
Property, plant and equipment, net	218,412	189,995
Operating lease right-of-use asset	24,103	31,176
Other assets	14,455	11,487
Total assets	$886,097	$884,789
LIABILITIES AND EQUITY
Accounts payable	$19,909	$36,848
Accrued liabilities	117,166	100,589
Deferred revenue	22,224	26,619
Current portion of long-term debt	9,717	15,664
Other current liabilities	5,992	6,821
Total current liabilities	175,008	186,541
Long-term debt, net of current portion	733,184	392,939
Operating lease liabilities, net of current portion	20,810	27,771
Other long-term liabilities	2,811	43,400
Total liabilities	931,813	650,651
Commitment and contingencies
Equity
Class A common stock, par value $0.0001 and 119,103,923 shares issued and outstanding at September 30, 2021 and 115,429,319 shares issued and outstanding at December 31, 2020	12	11
Class B common stock, par value $0.0001 and 269,243,501 shares issued and outstanding at September 30, 2021 and 270,908,566 shares issued and outstanding at December 31, 2020	27	27
Additional paid-in-capital	442,743	483,393
Accumulated other comprehensive income (loss)	109	(102)
Accumulated deficit	(266,060)	(192,879)
Noncontrolling interest	(240,167)	(73,932)
Warrants	17,620	17,620
Total equity (deficit)	(45,716)	234,138
Total liabilities and equity	$886,097	$884,789

SmileDirectClub, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue, net	$126,796	$156,459	$478,185	$434,796
Financing revenue	10,887	12,042	33,140	37,428
Total revenues	137,683	168,501	511,325	472,224
Cost of revenues	39,412	49,760	133,233	158,313
Gross profit	98,271	118,741	378,092	313,911
Marketing and selling expenses	96,175	66,722	289,241	243,564
General and administrative expenses	85,658	74,110	251,778	233,828
Lease abandonment and impairment of long-lived assets	1,378	3,960	1,378	28,593
Other store closure and related costs	95	1,714	1,759	6,190
Loss from operations	(85,035)	(27,765)	(166,064)	(198,264)
Interest expense	1,772	15,555	21,277	29,627
Loss on extinguishment of debt	—	—	47,631	13,781
Other expense (income)	2,695	(1,028)	3,737	2,131
Net loss before provision for income tax expense (benefit)	(89,502)	(42,292)	(238,709)	(243,803)
Provision for income tax expense (benefit)	(119)	1,190	1,576	1,745
Net loss	(89,383)	(43,482)	(240,285)	(245,548)
Net loss attributable to noncontrolling interest	(61,991)	(30,892)	(167,104)	(176,909)
Net loss attributable to SmileDirectClub, Inc.	$(27,392)	$(12,590)	$(73,181)	$(68,639)

Earnings (loss) per share of Class A common stock:
Basic	$(0.23)	$(0.11)	$(0.62)	$(0.63)
Diluted	$(0.23)	$(0.11)	$(0.62)	$(0.64)

Weighted average shares outstanding:
Basic	118,918,072	111,703,080	118,081,711	108,459,488
Diluted	388,161,573	385,672,677	387,554,625	384,888,849

SmileDirectClub, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2021	2020
Operating Activities
Net loss	$(240,285)	$(245,548)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	51,655	39,399
Deferred loan cost amortization	4,069	3,021
Equity-based compensation	37,659	38,189
Loss on extinguishment of debt	47,631	13,594
Paid in kind interest expense	3,324	5,118
Asset impairment and related charges	1,378	30,903
Changes in ROU asset	977	5,797
Changes in operating assets and liabilities:
Accounts receivable	30,845	43,755
Inventories	(9,706)	(8,456)
Prepaid and other current assets	(10,062)	(2,844)
Accounts payable	(20,984)	(9,441)
Accrued liabilities	9,827	(8,559)
Deferred revenue	(4,395)	26,416
Net cash used in operating activities	(98,067)	(68,656)
Investing Activities
Purchases of property, equipment, and intangible assets	(70,284)	(68,768)
Net cash used in investing activities	(70,284)	(68,768)
Financing Activities
IPO proceeds, net of discount and related fees	—	(1,155)
Proceeds from warrant exercise	—	922
Repurchase of Class A shares to cover employee tax withholdings	(9,055)	(6,976)
Proceeds from stock purchase plan	632	—
Repayment of HPS Credit Facility	(396,497)	—
Payment of extinguishment costs	(37,701)	—
Proceeds from HPS Credit Facility and Warrants, net	—	388,000
Borrowings of long-term debt	747,500	16,807
Payments of issuance costs	(21,179)	(11,784)
Purchase of capped call transactions	(69,518)	—
Final payment of Align arbitration	(43,400)	—
Principal payments on long-term debt	(4,609)	(187,579)
Payments of finance leases	(8,046)	(7,543)
Other	684	1,319
Net cash provided by financing activities	158,811	192,011
Effect of exchange rates change on cash and cash equivalents	464	—
Increase (decrease) in cash	(9,076)	54,587
Cash at beginning of period	316,724	318,458
Cash at end of period	$307,648	$373,045

Use of Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures, including adjusted EBITDA (“Adjusted EBITDA”). We provide a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure below and in our Current Report on Form 8-K announcing our quarterly earnings results, which can be found on the SEC’s website at www.sec.gov and our website at investors.smiledirectclub.com.

We utilize certain non-GAAP financial measures, including Adjusted EBITDA, to evaluate our actual operating performance and for planning and forecasting of future periods.

We define Adjusted EBITDA as net loss, plus depreciation and amortization, interest expense, income tax expense (benefit), equity-based compensation, loss on extinguishment of debt, impairment of long-lived assets, abandonment and other related charges and certain other non-operating expenses, such as one-time store closure costs associated with our real estate repositioning strategy, severance and other labor costs, certain one-time legal settlement costs, and unrealized foreign currency adjustments. We use Adjusted EBITDA when evaluating our performance when we believe that certain items are not indicative of operating performance. Adjusted EBITDA provides useful supplemental information to management regarding our operating performance, and we believe it will provide the same to members/stockholders.

We believe that Adjusted EBITDA will provide useful information to members/stockholders about our performance, financial condition, and results of operations for the following reasons: (i) Adjusted EBITDA is among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) Adjusted EBITDA is frequently used by securities analysts, investors, lenders, and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

Adjusted EBITDA does not have a definition under GAAP, and our definition of Adjusted EBITDA may not be the same as, or comparable to, similarly titled measures used by other companies. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, is set forth below.

SmileDirectClub, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)
Net loss	$(89,383)	$(43,482)	$(240,285)	$(245,548)
Depreciation and amortization	18,486	14,042	51,655	39,399
Total interest expense	1,772	15,555	21,277	29,627
Income tax expense (benefit)	(119)	1,190	1,576	1,745
Lease abandonment and impairment of long-lived assets	1,378	3,960	1,378	28,593
Other store closure and related costs	95	1,714	1,759	6,190
Loss on extinguishment of debt	—	—	47,631	13,781
Equity-based compensation	10,492	10,972	37,659	38,189
Other non-operating general and administrative losses (gains)	3,264	(930)	5,777	3,775
Adjusted EBITDA	$(54,015)	$3,021	$(71,573)	$(84,249)